AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1, dated as of March __, 2006 (the “Amendment”), to the Amended and Restated Deposit Agreement dated as of September 16, 2002 (the "Deposit Agreement"), among GRUPO TELEVISA, S.A. (the "Company"), JPMORGAN CHASE BANK, N.A., as depositary (the "Depositary"), and all holders (the "Holders") and beneficial owners (the "Beneficial Owners") from time to time of Global Depositary Shares ("GDSs") evidenced by Global Depositary Receipts ("GDRs") issued thereunder.

WITNESSETH:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, the Company desires to modify the ratio of CPOs per GDS; and
WHEREAS, pursuant to Section 6.01 of the Deposit Agreement the Company and the Depositary desire to amend the terms of the Deposit Agreement and GDRs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

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ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01. All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as further amended by this Amendment.
SECTION 2.02. The definition of CPOs is amended to reflect that each CPO currently represents financial interests in, and limited voting rights with respect to, 25 Series A Shares, 22 Series B Shares, 35 Series D Shares and 35 Series L Shares of the Company which have been deposited in the Trust.
SECTION 2.03. The second sentence of Section 1.17 of the Deposit Agreement is amended by replacing "twenty (20)" with "five (5)".
SECTION 2.04. The definition of Shares is amended to include validly issued, fully paid and non-assessable Series B Shares, without par value, of the Company as to which all preemptive rights have been irrevocably and validly exercised or waived ("Series B Shares").
SECTION 2.05. The address of the Principal Office set forth in Section 1.26 and the address of the Depositary set forth in Section 7.05 of the Deposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A. Four New York Plaza, 13th Floor New York, New York 10004 Attention: ADR Administration Fax: (212) 623-0079

SECTION 2.06. The sixth and seventh paragraphs of Section 2.05 of the Deposit Agreement is amended to conform with the corresponding provisions set forth in paragraph (2) of the form of GDR.
SECTION 2.07. Section 4.04 of the Deposit Agreement is amended by replacing “Series A Shares, Series L Shares and Series D Shares” with “Series A Shares, Series B Shares, Series L Shares and Series D Shares”.

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SECTION 2.08. The voting provisions of Section 4.08 of the Deposit Agreement are amended to conform with the provisions set forth in paragraph (16) of the form of GDR.

SECTION 2.09. The address of the Commission in Section 4.12 of the Deposit Agreement is amended to conform with the address set forth in paragraph (13) of the form of GDR.

ARTICLE III

AMENDMENTS TO THE FORM OF GDR

SECTION 3.01.  All references in the Form of GDR to the Depositary shall be references to JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States.
SECTION 3.02. All references in the Form of GDR to the number of Certificados de Participación Ordinarios, without par value ("CPOs"), represented by each GDS is amended to reflect that every GDS represents five CPOs.
SECTION 3.03. The Form of GDR, reflecting the amendments set forth in this Article III, is amended and restated to read as set forth in Exhibit A hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, Holders and Beneficial Owners, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

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(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the United Mexican States, nor does any stamp or similar tax or governmental charge need to be paid in the United Mexican States on or in respect of such agreements.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as the close of business New York time on such date (the “Effective Date”).
SECTION 5.02. Outstanding GDRs. GDRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of GDR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.
SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.10 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 5.04. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.
GRUPO TELEVISA, S.A.

By:
Name: Title:

By:
Name: Title:

By:
Name: Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED

IN AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

[FORM OF FACE OF GDR]
THE HOLDER OF THIS GLOBAL DEPOSITARY RECEIPT MAY NOT BE ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE SERIES A SHARES, SERIES B SHARES AND THE SERIES D SHARES OF GRUPO TELEVISA, S.A. REPRESENTED BY THE CERTIFICADOS DE PARTICIPACION ORDINARIOS REPRESENTED BY THE GLOBAL DEPOSITARY SHARES EVIDENCED BY THIS GLOBAL DEPOSITARY RECEIPT.

Number ____________	CUSIP No. _________________

Global Depositary Shares (Each Global Depositary
Share Representing Five Certificados de Participación
Ordinarios, Each Representing 25 Series A Shares, 22 Series B Shares, 35
Series L Shares and 35 Series D Shares)

(FORM OF FACE OF RECEIPT)

GLOBAL DEPOSITARY RECEIPT
evidencing
GLOBAL DEPOSITARY SHARES
representing
DEPOSITED CERTIFICADOS DE PARTICIPACION ORDINARIOS
representing financial interests in,
and limited voting rights with respect to,
25 SERIES A SHARES, 22 SERIES B SHARES, 35 SERIES D SHARES AND 35 SERIES L SHARES HELD IN TRUST
of
GRUPO TELEVISA, S.A.
(Incorporated under the laws of
THE UNITED MEXICAN STATES)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that __________, or registered assigns, is the owner of __________________________ Global Depositary Shares, representing deposited Certificados de Participación Ordinarios, without par value ("CPOs"), or evidence of rights to receive such CPOs, issued by Nacional Financiera, S.N.C. (the "CPO Trustee") pursuant to the Trust Agreement, dated November 22, 1993, between Emilio Azcárraga Milmo, GRUPO TELEVISA, S.A., a limited liability stock corporation organized under the laws of the United Mexican States (the "Company") and the CPO Trustee (the "Trust Agreement"), of the Company. At the date hereof, each Global Depositary Share represents five (5) CPOs deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Banco Inbursa, S.A., (herein collectively called the "Custodian"). The ratio of Global Depositary Shares to CPOs is subject to amendment as provided in the Deposit Agreement. At the date hereof each CPO represents financial interests in, and limited voting rights with respect to, 25 Series A Shares, without par value ("Series A Shares"), 22 Series B Shares, without par value ("Series B Shares"), 35 Dividend Premium Shares, without par value ("Series D Shares"), and 35 Series L Shares, without par value ("Series L Shares"), of the Company. The Series A Shares, Series B Shares, Series D Shares and Series L Shares are sometimes hereinafter collectively referred to as the "Shares".

(1) The Deposit Agreement. This Global Depositary Receipt is one of an issue of Global Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of September 16, 2002 (as the same is amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of GDSs evidenced by GDRs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the CPOs deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of a GDR issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable GDR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action contemplated in the Deposit Agreement and the applicable GDR(s), included but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the by-laws of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the by-laws, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Surrender of Receipts and Withdrawal of Deposited Securities. Upon (i) surrender of a certificated GDR in form satisfactory to the Depositary at the Principal Office or (ii) receipt of proper instructions and documentation in the case of a Direct Registration GDR, in each case by the Depositary for the purpose of withdrawal of the Deposited Securities represented by the GDSs evidenced by this Receipt, and upon receipt of (a) payment of all fees (including the fee of the Depositary for the surrender and cancellation of Receipts provided for in paragraph (8) of this Receipt), expenses (including CPO registration, transfer or custody fees), taxes and governmental charges payable in connection with such surrender, (ii) written instructions of the Holder and (iii) such certification or agreements as the Depositary and the Company may require from the Holder of such Receipt, subject to the terms and conditions of the Deposit Agreement, the Holder of such Receipt shall be entitled to delivery or electronic transfer, to him or upon his order, or to an account designated by such Holder, of the Deposited Securities at the time represented by the GDSs evidenced by such Receipt. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures of Indeval, applicable laws, the by-laws of the Company and the provisions of the Trust Agreement and subject to the provisions of the Deposit Agreement) to or upon the written order of a person or persons designated in such order.

Holders or Beneficial Owners who withdraw securities that are Deposited Securities (other than CPOs) for their own account, must register with the Mexican Registro Nacional de Inversiones Extranjeras (the "National Registry of Foreign Investment") within forty (40) business days from the date of withdrawal. Under provisions of Mexican law and the Trust in force as of the date of the Deposit Agreement, holders of CPOs are not entitled to receive physical certificates evidencing such CPOs but may request certification by Indeval and the relevant Indeval Participants as to their ownership of CPOs under certain circumstances.

The Depositary shall not accept for surrender a Receipt evidencing GDSs representing less than one CPO. In the case of surrender of a Receipt evidencing a number of GDSs representing other than a whole number of CPOs, the Depositary shall cause ownership of the appropriate whole number of CPOs to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing GDSs representing any remaining fractional CPO.

After the Fifteenth Anniversary:

Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to surrender CPOs for the purpose of withdrawal of the Series A Shares, Series B Shares, Series L Shares and Series D Shares represented thereby.

Non-Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to (i) instruct the CPO Trustee to sell the Series A Shares, Series B Shares and Series D Shares underlying the CPOs to persons legally qualified to acquire such Series A Shares, Series B Shares and Series D Shares pursuant to the by-laws of the Company and applicable Mexican laws, and receive the proceeds from such sale and (ii) surrender CPOs for the purpose of withdrawal of the Series L Shares underlying the CPOs.

In each case, transfer of ownership of the CPOs (and of the Series A Shares, Series B Shares, Series L Shares and Series D Shares to the extent otherwise permitted) will be effected through the records maintained by Indeval and Indeval Participants.

(3) Transfers, Split-ups and Combinations. The Depositary, subject to the terms and conditions of the Deposit Agreement, this Receipt and any applicable securities laws of the United States or any state thereof, shall register transfers of this Receipt on its transfer books upon any surrender to the Principal Office of the Depositary of this Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of this Receipt the accurate completion of any endorsements appearing on this Receipt) and duly stamped as may be required by any applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of GDSs as those evidenced by the Receipts surrendered, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of the Deposit Agreement, this Receipt and any applicable securities laws of the United States or any state thereof, shall upon surrender of this Receipt for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as this Receipt surrendered. The Depositary may close the register at any time or from time to time, after giving notice, reasonably in advance, to the Company, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company. In connection with any split-up or combination of this Receipt pursuant to this paragraph not involving transfer, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Deposit Agreement.

At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

(4) Certain Limitations. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, or the depositor of CPOs, in order to reflect such execution and delivery, registration of transfer, split-up, combination, surrender, delivery or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited, transferred or withdrawn) and payment of any fees and charges of the Depositary upon delivery of Receipts against deposits of CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as provided in paragraph (8) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Trust Agreement or the Deposit Agreement including, without limitation, paragraph (25) hereof and the rules of the New York Stock Exchange; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Trust (or the appointed agent of the Trust for the transfer and registration of CPOs) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time, subject in all cases to paragraph (25) hereof.

Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A(1) to the Form F-6 Registration Statement (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of CPOs in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

The Depositary will comply with reasonable written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any certificated CPOs identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

(5) Liability of Holders for Taxes and Other Charges. If any Mexican or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the GDSs evidenced by any Receipt, or the deposit, transfer or withdrawal thereof, or otherwise, such tax or other governmental charge shall be payable by the Holder to the Depositary. The Depositary may refuse, and the Company and the CPO Trustee shall be under no obligation, to effect any registration of transfer of all or a part of such Receipt or split-up or combination of such Receipt or any deposit or withdrawal of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder any part or all of the Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6) Representations and Warranties by Depositor. Each person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs, the underlying Shares and any certificate therefor are validly issued and outstanding, fully paid and nonassessable and that any preemptive rights have been validly waived or exercised, and that the person making such deposit is duly-authorized to do so. Every such person shall also be deemed to represent that the deposit of CPOs or sale or transfer of Receipts by that person is not restricted under the Securities Act of 1933, and that the CPOs (and Shares represented thereby) deposited by that person are not Restricted Securities. Such representations and warranties shall survive the deposit of CPOs and issuance or cancellation of Receipts in respect thereof.

(7) Filing Proofs, Certificates, and Other Information. Any person depositing CPOs, any Holder or any person who wishes to give instructions as to voting the Shares underlying the CPOs represented by GDSs, may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, nationality, residence, exchange control approval, payment of all applicable Mexican taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions governing Deposited Securities and the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Trust or the Company (or the appointed agent for the transfer and registration of CPOs) of the CPOs presented for deposit or other information, (c) to execute such certificates, and (d) to make such written representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations hereunder or under applicable laws or the CPO Trustee to perform its obligations under the Trust or under applicable laws. The Depositary may withhold the delivery or registration of transfer of all or part of any Receipt, the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or, subject to Section 7.07 of the Deposit Agreement, the delivery of any Deposited Security represented by the GDSs evidenced by such Receipt, or may refuse to cause to be exercised the voting rights, if any, in respect of Deposited Securities, until the foregoing is accomplished to the satisfaction of the Company and the Depositary. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

(8) Charges of Depositary. The Company shall pay certain expenses, fees or charges of the Depositary and Registrar, if any, as are provided in Exhibit B to the Deposit Agreement to be paid by the Company and in accordance with any written agreements between the Company and the Depositary from time to time.

The Depositary shall charge any party who makes a deposit or to whom Receipts are issued or who makes a withdrawal or surrenders Receipts a fee of up to $5.00 or less per 100 GDSs (or portion thereof) for the deposit or withdrawal or issuance or surrender, respectively, of a Receipt. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive CPOs, including without limitation earnings on the collateral securing such rights. In addition, Holders and Beneficial Owners will pay (i) taxes and other governmental charges, (ii) such registration, custody or transfer fees as may from time to time be in effect for the registration, custody or transfer of CPOs or Shares (to the extent imposed or charged by the CPO Trustee) and accordingly applicable to transfers of CPOs to the name of the Depositary or its Nominee or a Custodian or its nominee or the person making withdrawal, on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or on withdrawals pursuant to Section 2.05 of the Deposit Agreement, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing CPOs or Holders or Beneficial Owners, (iv) such reasonable and customary expenses and charges as are incurred by the Depositary in the conversion of foreign currency and (v) fees and expenses in connection with compliance with foreign exchange control regulations and any other expenses as provided in the Deposit Agreement and Exhibit B thereof.

All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months. The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.06 of the Deposit Agreement shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05 of the Deposit Agreement (but then only with respect to such fees, charges and expenses due and owing at the time of such termination, resignation or removal including those pursuant to Section 5.05 of the Deposit Agreement).

(9) Title to Receipts. Title to this Receipt and to the GDSs evidenced hereby, subject to any limitations set forth in this Receipt, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder (as defined in the Deposit Agreement) of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

(10) Validity of Receipt. This Receipt and no GDS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) if required, countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuance and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(11) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders and Beneficial Owners or former Holders or former Beneficial Owners to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph and such agreement shall survive any disposition of their interest in Deposited Securities.

(12) Ownership Restrictions. The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs or Shares exceeding the limits under applicable law, the Company’s by-laws, the Trust or the CPO Deed. The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of CPOs represented by the GDSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law, the Company’s by-laws, the Trust or the CPO Deed. The Company may, in its sole discretion, instruct the Depositary to instruct the Holder of such GDSs to cancel such GDSs so as to permit the Company to deal directly with such Holder and/or Beneficial Owner and the Depositary agrees to so instruct. Holders and Beneficial Owners agree to abide by any such instructions.

Non-Mexican states and governments are prohibited under the Company’s by-laws and Mexican Federal Radio and Television Law from owning Shares of the Company and are, therefore, prohibited from being the beneficial or record owners of the Shares, CPOs, GDSs and GDRs.

(13) Available Information. The Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934 and, accordingly, is required to file certain reports and information with the Commission. Such reports and information can be inspected and copied at public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, D.C. 20549.

Dated:

	Countersigned		JPMORGAN CHASE BANK, N.A., as Depositary

By:		By:
	Authorized Signatory		Title:

 On the date of the Deposit Agreement, the address of the Principal office of the Depositary is 4 New York Plaza, 13th Floor, New York, New York 10004.

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14) Distributions Upon Deposited Securities. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company or the CPO Trustee on any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction of the expenses of the Depositary; provided, however, that in the event that the Company, the CPO Trustee, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect to GDSs representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in accordance with the terms thereof. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may, after consultation with the Company, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary or the Custodian to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

Whenever the Custodian or the Depositary receives from the CPO Trustee any distribution of a dividend in or free distributions of CPOs (including, as the case may be, Shares represented by the CPOs), the Depositary may, with the approval of the Company and the CPO Trustee, and shall if the Company so requests and provides an opinion of United States counsel to the Company as to the absence of any registration requirements under the Securities Act of 1933 with respect to such dividend or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, distribute to the Holders of outstanding Receipts as of a record date fixed pursuant to Section 4.07 of the Deposit Agreement entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of CPOs received as such dividend or free distribution, after deduction of the expenses of the Depositary; provided, however, that if for any reason (including any requirement that the CPO Trustee, the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such CPOs or Shares represented thereby must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders of Receipts) the Depositary, in the absence of an opinion of United States counsel to the Company, as aforesaid, deems such distribution not to be feasible (after consultation with the Company), the Depositary may adopt such method, if any be available, as it may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the sale (at public or private sale) of the CPOs and Shares represented thereby thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement. In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of CPOs (or Shares, as the case may be) represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each GDR shall thenceforth also represent its proportionate interest in the additional GDSs issued upon the distribution of the additional CPOs received by the Depositary.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, and in the event the CPO Trustee makes such offer available to holders of CPOs, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary will, if the Company so requests in writing and provides an opinion of United States counsel (which opinion shall be reasonably acceptable to the Depositary) as to the absence of any registration requirements under the Securities Act of 1933 with respect to such additional Series A Shares, Series B Shares, Series L Shares and Series D Shares or other rights or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, take action as follows:

(i)
if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction of the expenses of the Depositary as set forth in Exhibit B of the Deposit Agreement, distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(ii)
if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction of the expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.

Neither the Depositary, the CPO Trustee nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular or for the inability or failure to dispose of such rights if any market therefor is available.

Because Mexican law does not contemplate the issuance of pre-emptive rights in negotiable form, a liquid market for pre-emptive rights may not exist, and this may adversely affect the amount the Depositary would realize upon disposal of rights and its ability to carry out any disposal of such rights at all.

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933 and are otherwise permissible under all applicable laws. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933 or any other applicable laws.

Whenever the Custodian or the Depositary shall receive any distribution other than cash, CPOs or rights upon any Deposited Securities, the Depositary may with the Company’s approval, and shall if the Company so requests and provides an opinion of United States counsel as to the absence of any registration requirements under the Securities Act of 1933 with respect to such distribution or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, cause such securities or property to be distributed to the Holders entitled thereto, after deduction of the expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, after consultation with the Company, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable, after consultation with the Company, for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement, and any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933 or any other applicable laws, in accordance with such equitable and practicable method as the Depositary may have adopted, after consultation with the Company.

In the event that any registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933 and are otherwise permissible under all applicable laws. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933 or any other applicable laws.

(15) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of CPOs that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of CPOs, other Deposited Securities or Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which date shall, to the extent practicable, except as provided in Section 4.08 of the Deposit Agreement, be the same as the corresponding record date for CPOs or such Shares or other Deposited Securities set by the CPO Trustee or by the Company, as the case may be, subject to the requirements of applicable law, the regulations of any stock exchange on which the GDSs may be listed and the terms of the Trust Agreement), for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or in respect of such changed number of CPOs represented by each GDS or in respect to such other matter, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders with respect to such changed number of CPOs represented by each GDS, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter in each case in proportion to the number of GDSs held by them respectively.

(16) Voting of Deposited Securities.

(a) Summary of Voting Rights of Deposited Securities. Holders of CPOs may direct the CPO Trustee to vote (i) in the case of CPO Holders’ Meeting, the CPOs, or (ii) in the case of a meeting of the holders of the Series L Shares, the Series L Shares underlying the CPOs with respect to those limited matters on which such Series L Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote. In addition, in the case of a meeting of the holders of the Series A Shares, Series B Shares and Series D Shares, holders of CPOs that are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares ("Mexican Holders") may direct the CPO Trustee to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs with respect to those matters on which such Series A Shares, Series B Shares and Series D Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote. Pursuant to the provisions of the Trust, the CPOs and applicable laws of Mexico, Holders who are not Mexican nationals or Mexican corporations whose by-laws do not exclude foreign ownership of their shares ("Non-Mexican Holders") may not direct the CPO Trustee as to how to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs at the relevant shareholders’ meeting.

Instructions shall be given to the CPO Trustee as to how to vote or cause to be voted the CPOs or the Shares underlying the CPOs or other securities underlying the Deposited Securities, no later than five (5) business days before relevant CPO Holders’ Meeting or shareholders’ meeting as the case may be.

In the case of shareholders’ meetings, the CPO Trustee is required under the Trust and with respect to CPOs held by Non-Mexican Holders for which the Depositary received instructions to vote pursuant to paragraph (16)(b) below, to grant a power of attorney to appoint a representative of the CPO Trustee to vote the Series A Shares, Series B Shares and Series D Shares represented by such CPOs held by Non-Mexican Holders in the same manner as the majority of the Series A Shares, Series B Shares and the Series D Shares that are held by Mexican nationals are voted at the relevant shareholders’ meeting. The CPO Trustee will cause the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying CPOs for which no voting instructions are given pursuant to paragraph (16)(b) or (c) below, to be voted in the same manner as the majority of Series L Shares, Series A Shares, Series B Shares or Series D Shares, as the case may be, are voted at the relevant shareholders’ meeting.

In the case of a CPO Holders' Meeting and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary for such purpose pursuant to paragraph 16(b) below, such CPO holders shall be deemed to have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative pursuant to paragraph 16(c) to (x) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (y) vote such CPOs in the same manner as the majority of the CPOs are voted at the relevant CPO Holders Meeting, unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders' Meeting ). In the case of a shareholders’ meeting, the Company, the CPO Trustee and the Depositary shall use their reasonable efforts to implement, or cause the implementation of, arrangements that will enable Holders of GDSs that are Mexican Holders, and which can timely provide evidence reasonably satisfactory to the Company, the Depositary, and the CPO Trustee to such effect, to cause the CPO Trustee to grant a power of attorney to appoint a representative to vote, in addition to the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying the CPOs held by such Mexican Holders at the relevant shareholders meeting.

Under the terms of Mexican law, a CPO Holders' Meeting may be called by the Common Representative at the request of holders of CPOs representing at least 10% of the aggregate number of CPOs outstanding. Whenever any Holder of Receipt(s) gives a notice to the Depositary containing a request for a CPO Holders' Meeting concerning any business of the Trust or at which holders of CPOs may be entitled to vote, the Depositary shall direct the Custodian, as the holder of all CPOs represented by GDSs, to give notice to the Common Representative containing such request in the same form as provided in the notice from such Holder of Receipts to the Depositary. In its notice to the Common Representative, the Custodian shall state that it is giving such notice in its capacity as the holder of that number of CPOs represented by the GDSs held by such Holder. In order for holders of CPOs to be entitled to attend a CPO Holders' Meeting, holders must request from Indeval, through an Indeval Participant, not less than five (5) business days prior to the date on which the CPO's Holders' Meeting is held, a deposit receipt and must submit such receipt with the institution designated for such purposes in the notice for such meeting on or before the date prior to the date fixed for the CPO Holders' Meeting. Persons appointed by an instrument in writing as proxy for a holder or holders of CPOs will be entitled to attend CPO Holders' Meetings.

(b) Voting Instructions by GDS Holders. As soon as practicable after receipt of notice of any meeting of holders of CPOs, Shares or other securities underlying the Deposited Securities, as applicable, the Depositary shall:

(i)
fix a record date (in accordance with the terms of Section 4.07 of the Deposit Agreement but in any event such date should not be fewer than fifteen (15) calendar days prior to the date of the applicable meeting) for purposes of determining those Holders entitled to give instructions for the exercise of voting rights, if any, at the relevant CPO Holders’ Meeting or shareholders’ meeting, as the case may be, and

(ii)
if so requested by the Company and the CPO Trustee in a timely manner, distribute, at the Company’s or CPO’s Trustee expense, as the case may be, and provided no legal prohibitions exist, to the Holders of record a notice which shall contain:

(a)	such information as is contained in such notice of meeting,

(b)
a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the Deposit Agreement, the Trust, Mexican law and the by-laws of the Company (which provisions, if any, shall be summarized by the Company in English in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs, Shares or other securities underlying the Deposited Securities represented by their respective GDSs at the relevant CPOs Holders’ Meeting or shareholders’ meeting, as the case may be, and

(c)
a statement as to the manner in which such voting instructions may be given, including an express indication that if no voting instructions are received by the Depositary on or before the date established by the Depositary which shall be at least six (6) calendar days prior to the date of the applicable CPOs Holders’ Meeting or shareholders’ meeting, as the case may be,

(x)
in the case of CPO Holders’ Meetings and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative to (A) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (B) unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders' Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders' Meeting; or

(y)
in the case of shareholders’ meetings, (A) if requested in writing by the Company on or prior to such date, the Depositary (in accordance with the provisions of paragraph (16)(c)) shall be deemed to have been given a discretionary proxy to a person designated by the Company or (B) if no such written request is made by the Company, the Depositary shall not vote, attempt to exercise the right to vote that attaches to, or instruct the CPO Trustee to vote, the Shares underlying the CPOs in the relevant shareholders’ meeting.

Upon timely receipt of voting instructions from a Holder as of such record date, the Depositary shall endeavor insofar as is practicable to, as the case may be, instruct the Common Representative to vote the amount of CPOs in the relevant CPOs Holders' Meeting in accordance with the Holder’s instructions, or cause the Custodian to instruct the CPO Trustee to vote the amount of Shares or other securities underlying the Deposited Securities in the relevant shareholders’ meeting in accordance with the Holder’s instructions. The Depositary agrees not to vote or cause to be voted the CPOs, Shares or other securities underlying the Deposited Securities represented by the GDSs other than in accordance with such instructions from the Holder of the GDSs or deemed instructions as set forth in paragraph (16)(c), as the case may be, subject to the voting limitations set forth in this paragraph (16) and Section 4.08 of the Deposit Agreement.

(c) Uninstructed CPOs.

(i)
In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the CPOs in the relevant CPOs Holders' Meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to such CPOs in the relevant CPOs Holders' Meeting, on or before the date established by the Depositary for such purposes pursuant to paragraph (16)(b) above, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to instruct the Common Representative to

(a)	take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and

(b)
unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders' Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders' Meeting.

(ii) In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meetings, on or before the date established by the Depositary for such purpose pursuant to Section 4.08(b) of the Deposit Agreement,

(a)
if requested in writing by the Company on or prior to such date, the Depositary shall be deemed to have been given by such Holder a discretionary proxy to a person designated by the Company who shall be entitled to exercise those voting rights relating to those Shares underlying the CPOs for which the Depositary has not received instruction from a Holder or

(b)
if no such written request is made by the Company, the Depositary shall not vote, or attempt to exercise the right to vote that attaches to, or instruct the CPO Trustee to vote such Shares in the relevant shareholders’ meetings.

Notwithstanding the foregoing, no such discretionary proxy shall be given (A) if it is not then permitted to be given under the Deposit Agreement, the Trust, Mexican law, other applicable securities laws or the by-laws of the Company or (B) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing and in a form reasonably acceptable to the Depositary) that (X) the Company no longer wishes that such proxy be given, (Y) substantial opposition exists or (Z) such matter materially and adversely affects the rights of holders of CPOs, as applicable.

(17) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, any termination or reorganization of the Trust (whether or not a new or successor Trust or CPO Trustee is formed or appointed), or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, substitution or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence GDSs representing the right to receive Deposited Securities including the securities so received in exchange, conversion, substitution or otherwise to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.09 of the Deposit Agreement and the other terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a distribution of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

New CPOs may only be issued to the extent that the maximum limit set forth in the CPO Deed has not been exceeded, otherwise the execution of a new CPO deed may be required. Immediately upon the occurrence of any such exchange, conversion or substitution covered by this paragraph in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

In the event Deposited Securities are to be redeemed and, as a result, Deposited Securities registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for redemption of GDSs (in an aggregate number representing the number of Deposited Securities registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the GDSs called for redemption.  The net proceeds of such redemption after payment of the fees and expenses of the Depositary shall be distributed to holders entitled thereto as in the case of a distribution in cash in accordance with Section 4.02 of the Deposit Agreement.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution in cash in accordance with Section 4.02 of the Deposit Agreement.

(18) Reports; Inspection of Register. The Depositary shall make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company, the CPO Trustee or Indeval which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the CPO Trustee or Indeval. The Depositary shall also send to Holders, at the Company’s expense, copies of such notices, reports and communications when furnished by the Company or the CPO Trustee to the Depositary pursuant to the Deposit Agreement. All such notices, reports and communications will be made available in English-language versions, to the extent provided by the Company.

The Depositary shall keep books in its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(19) Withholding.  In connection with any distribution to Holders, the CPO Trustee, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency, all amounts (if any) required to be withheld by the CPO Trustee, the Company or Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the CPO Trustee, the Company or their agents to file necessary reports with governmental authorities or agencies. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including CPOs or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement.

(20) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company nor its agents or their respective controlling persons, if any, shall incur any liability to any Holder or Beneficial Owners or any other person if by reason of any present or future law, order of any government or agency thereof or any court, decree, regulation or fiat of Mexico, the United States or any other country, the by-laws of the Company, the Trust Agreement, the CPO Deed, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control, the Depositary, its agents, the CPO Trustee, the Company or its agents or their respective controlling persons shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents, the Company nor its agents nor their respective controlling persons incur any liability to any Holder or Beneficial Owner or any other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

Each of the Company and its agents and controlling persons assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. Each of the Depositary and its agents and controlling persons assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. The Company undertakes also to cause the performance of the parties under the Trust Agreement. Without limitation of the preceding, none of the Depositary, its controlling persons, its agents or the Company, its controlling persons, or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its agents, its controlling persons, the Company, its controlling persons, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person by or on behalf of whom CPOs are presented for deposit, any Holder or Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons, its agents and the Company, its controlling persons, and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of Section 5.03 of the Deposit Agreement, neither the Depositary nor its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast or for the effect of any vote or failure to vote provided that such action or non-action is taken in good faith and in accordance with the Deposit Agreement. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

(21) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of Section 5.14 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in GDSs. In its capacity as Depositary, the Depositary shall not lend CPOs or GDSs; provided, however, that the Depositary may (i) issue GDSs prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement (each such transaction, a "Pre-Release Transaction") and (ii) deliver CPOs upon the receipt of GDSs for withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, including GDSs which were issued under (i) above but for which CPOs may not have been received. The Depositary may receive GDSs in lieu of CPOs under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom GDSs are to be delivered (v) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the CPOs that are to be delivered by the Applicant under such Pre-Release Transaction, (w) assigns all beneficial rights, title and interests in such CPOs to the Depositary in its capacity as such (and for the benefit of the Holders of GDSs), (x) agrees to indicate the Depositary as owner of such CPOs in its records and to hold such CPOs in trust for the Depositary until such CPOs are delivered to the Custodian and to refrain from taking any action with respect to such CPOs and GDSs that is inconsistent with the transfer of beneficial ownership, other than a satisfaction of such Pre-Release Transaction, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such CPOs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidate and security, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of GDSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior consent of the Company, increase such limit for purposes of general application.

The Depositary may also set limits with respect to the number of GDSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(22) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time be removed by the Company by sixty (60) days’ written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time appoint substitute or additional Custodians, if permitted by Mexican and other applicable law, and the term "Custodian" refers to each such Custodian or all Custodians as the context requires.

(23) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance of Receipts or the making of deposits, and other taxes and charges listed in Section 5.06 (i)-(v) of the Deposit Agreement), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the expiration of thirty (30) days after such notice shall be deemed by continuing to hold such Receipt, or an interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner to surrender such Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law and the provisions of the Trust Agreement.

(24) Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least forty-five (45) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of forty-five (45) days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment within such forty-five (45) day period. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of CPOs or other securities and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities (that are not CPOs) into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary, in all cases after payment of the fees of the Depositary. At any time and without unreasonable delay after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 5.06 and 5.10 of the Deposit Agreement, which shall survive such termination. The obligations of the Depositary under Section 5.10 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

On or before termination of the CPO Trust, the Company and the Depositary shall effect such amendments to the terms of the Deposit Agreement, or the Company shall instruct the Depositary to terminate the Deposit Agreement, as the Company and the Depositary deem appropriate, consistent with the provisions of applicable law, the by-laws of the Company and the Trust Agreement.

(25) Compliance With U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement and this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(26) The Trust. The CPO Trust Agreement has been authorized by the General Directorate of Foreign Investments (Dirección General de Inversiones Extranjeras). The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras). The National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores) has authorized the issuance of CPOs by the CPO Trustee. Registration of the CPOs upon their issuance in the Securities Section (Sección de Valores) and in the Special Section (Sección Especial) of the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios) has been approved by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address of assignee _________________ the within Global Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints   ____________________ attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:___________________  Signature:__________________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.